UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective April 23, 2008, our board of directors appointed Elizabeth Stoner, M.D., M.S. as a director of Metabasis.  Dr. Stoner was appointed to serve as a Class II director, continuing in office until our 2009 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. In connection with her appointment as a director, Dr. Stoner received our standard initial stock option grant for non-employee directors and entered into our standard form of indemnity agreement for directors.  Dr. Stoner was also appointed as a member of our Scientific Advisory Board, and in connection therewith, Dr. Stoner is entitled to receive an additional stock option to purchase 10,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant, subject to monthly vesting over a four-year period from the date of grant.  Dr. Stoner is affiliated with MPM Capital, an existing stockholder.

A press release announcing Dr. Stoner’s appointment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Press release of Metabasis Therapeutics, Inc., dated April 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Senior Vice President of Finance, Chief
Financial Officer and Treasurer

Date: April 25, 2008

INDEX TO EXHIBITS

Number	Description
99.1	Press release of Metabasis Therapeutics, Inc., dated April 25, 2008.